Exhibit 5.1


                       KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                            NEW YORK, NY 10022 - 3852


                                                                           PARIS
TEL  212-715-9100                                         47, AVENUE HOCHE 75008
FAX  212-715-8000                                        TEL  (33-1) 44 09 46 00
                                                         FAX  (33-1) 44 09 46 01


August 1, 2003

Internet Commerce Corporation
805 Third Avenue
New York, New York  10022

      Re:   Registration Statement on Form S-3
            ----------------------------------

Ladies and Gentlemen:

            We have acted as counsel to Internet Commerce Corporation, a Delaware corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 3,461,511 shares (the "Shares") of class A common stock, par value $.01 per share (the "Common Stock"), of the Registrant, which includes 1,538,445 shares of Common Stock issuable upon the exercise of warrants and 192,307 shares of Common Stock issuable upon conversion of series D convertible preferred stock, par value $0.01 per share (the "Series D Preferred").

            In connection with the registration of the Shares, we have reviewed copies of the following documents:

            1.   the Registration Statement;

            2. the Amended and Restated Certificate of Incorporation of the Registrant, as amended;

            3.   the By-laws of the Registrant;

            4. the Certificate of Designations of the Series D Preferred (the "Certificate of Designations");

            5. the Subscription Agreement dated April 30, 2003 between the Registrant and purchasers of the Common Stock identified therein;

            6. the Subscription Agreement dated April 30, 2003 between the Registrant and purchaser of the Series D Preferred identified therein;

            7.   the form of Warrant Agreement dated April 30, 2003;

            8.   the form of Warrant Agreement dated May 1, 2003;

            9.   resolutions of the Board of Directors of the Registrant; and

            10. such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

Kramer Levin Naftalis & Frankel LLP

Internet Commerce Corporation
Aigist 1, 2003
Page 2



            In rendering this opinion, we have: (a) assumed (i) the genuineness of all signatures on all documents reviewed by us, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) representations, statements and certificates of public officials and others and
(ii) as to matters of fact, statements, representations and certificates of officers and representatives of the Registrant.

            Based upon the foregoing, we are of the opinion that the Shares covered by the Registration Statement have been, or, in the case of Shares issuable upon (i) exercise of warrants, when issued in accordance with the terms of such warrants, and (ii) conversion of the Series D Preferred, when issued in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and non-assessable.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

            We do not express any opinion with respect to any law other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Our opinion is rendered only with respect to the laws which are currently in effect in such jurisdictions.

                                    Very truly yours,


                                    /s/ Kramer Levin Naftalis & Frankel LLP